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                 CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our report dated January 28, 2002, with respect to the consolidated financial statements included in the filing of the Registration
Statement (Form SB-2) of Virtuallot, Inc. for the period from inception on
December 18, 2001 through January 23, 2002.


 /s/  Chisholm & Associates
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Chisholm & Associates
North Salt Lake, Utah

February 11, 2002